Exhibit 24.1

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints Michael Vranos, Laurence Penn, Daniel M. Margolis, Lisa Mumford and each of them, jointly and severally, as the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, any and all forms filed with the Securities and Exchange Commission, including but not limited to Schedule 13D or Schedule 13G (together with Schedule 13D, the “Forms”) in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of such Forms and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power and substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer an officer, director or stockholder of the Company or is otherwise no longer required to file the Forms, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of February, 2011.

MICHAEL W. VRANOS

/s/ Michael W. Vranos

VC INVESTMENTS L.L.C.

By:	/s/ Michael W. Vranos
	Name:	Michael W. Vranos
	Title:	Managing Member

EMG HOLDINGS, L.P.

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Designated Person

ELLINGTON CAPITAL MANAGEMENT, L.L.C.

By:	Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

ELLINGTON MORTGAGE PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

NEW ELLINGTON CREDIT PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

NEW ELLINGTON PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

ELLINGTON FINANCIAL MANAGEMENT LLC

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Executive Vice President